Exhibit 5.1

August 8, 2025

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

Re:	Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Denali Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 (File No. 333-283019), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 6, 2024 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has entered into an Agreement and Plan of Merger, dated as of August 30, 2024, as amended by Amendment No. 1 thereto, dated as of April 16, 2025, and Amendment No. 2 thereto, dated as of July 22, 2025, (the “Merger Agreement”), by and among the Company, Denali Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Semnur, with Semnur continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “Merger”). Prior to the effective time of the Merger (the “Effective Time”), the Company will change its jurisdiction of incorporation to Delaware by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

To implement the Domestication, the Company will effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication together with a certificate of incorporation with the Secretary of State of the State of Delaware. The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following the effectiveness of the Domestication as “New Semnur.”

On the effective date of the Domestication, among other things, (i) all of the currently issued and outstanding ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of Common Stock, par value $0.0001 per share, of New Semnur (“New Semnur Common Stock”), (ii) each of the Company’s currently issued and outstanding warrants (the “Existing Warrants”) will automatically become by operation of law warrants to acquire Common Stock (the “New Semnur Warrants”), and (iii) each outstanding unit of the Company consisting of one Ordinary Share and one Existing Warrant to purchase one Ordinary Share will automatically become by operation of law one New Semnur unit consisting of one share of New Semnur Common Stock and one New Semnur Warrant (the “New Semnur Units”).

The Registration Statement relates to: (a) the Domestication, (b) the Merger, (c) the other transactions contemplated by the Registration Statement and the Merger Agreement and documents related thereto, and (d) the registration of up to:

(i)

292,476,239 shares of New Semnur Common Stock consisting of (a) 2,091,617 shares issuable upon conversion of the 2,091,617 issued and outstanding Ordinary Shares into New Semnur Common Stock (the “Conversion Shares”), (b) 8,760,000 shares of New Semnur Common Stock issuable upon exercise of the New Semnur Warrants (the “Warrant Shares”), (c) up to 281,100,000 shares of New Semnur Common Stock issuable as consideration to the holders of issued and outstanding shares of common stock of Semnur pursuant to the Merger Agreement (the “Merger Agreement Common Shares”) and (d) 524,622 shares of New Semnur Common Stock underlying a corresponding number of New Semnur Units (“Unit Shares”);

August 8, 2025 Page 2

(ii)	6,000,000 shares of Series A Preferred Stock, par value $0.0001 per share (“New Semnur Series A Preferred Stock”);

(iii)	8,760,000 warrants to purchase an aggregate of up to 8,760,000 shares of New Semnur Common Stock (“New Semnur Warrants”); and

(iv)	524,622 New Semnur Units.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments, and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Memorandum and Articles of Association of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) the Merger Agreement, (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the Merger and the Domestication and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (except for the Company). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Conversion Shares and Unit Shares have been duly authorized and, when issued as described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

2.

The New Semnur Warrants when issued as described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.

Following the exercise by holders of the New Semnur Warrants in accordance with the terms thereof and the payment in full of the exercise price for the Warrant Shares pursuant to the New Semnur Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

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4.

The Merger Agreement Common Shares have been duly authorized and, when issued as described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

5.

The New Semnur Series A Preferred Stock has been duly authorized and, when issued as described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

6.

The New Semnur Units when issued as described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP